Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to the Registration Statement No. 333-133437 of our report dated June 14, 2004, relating to the 2003 consolidated financial statements of Riverbed Technology, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

San Francisco, California

August 30, 2006

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP